UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 25, 2013
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

27-01 Queens Plaza North, Long Island City, New York (Address of principal executive offices)	11101 (Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On October 25, 2013, JetBlue Airways Corporation (the “Company”) entered into amendments to its aircraft purchase and letter agreements with Airbus S.A.S. and with Embraer S.A. The agreements with Embraer S.A. defer the scheduled delivery of 24 Embraer 190 aircraft from 2014-2018 to 2020-2022.  The Airbus amendments convert 18 Airbus A320 positions to A321s and provide for the purchase of an incremental order of 15 A321ceo and 20 A321neo aircraft.  The amendments modify various customary aircraft purchase agreement terms, including delivery schedules, price escalation, cancellation rights and conversion rights.  The 2013 average list prices for the incremental Airbus A321ceo and A321neo aircraft (excluding conversions) total approximately $3.9 billion.

Item 7.01    Regulation FD.

On October 29, 2013, the Company announced that it entered into amendments to its agreements with Airbus S.A.S. and with Embraer S.A. regarding a fleet restructuring. A copy of the press release is being furnished as Exhibit 99.1 hereto.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

99.1    Press release of JetBlue Airways Corporation dated October 29, 2013, furnished herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)

Date: October 29, 2013	By:	/s/ DONALD DANIELS
Vice President, Controller and Chief Accounting Officer (principal accounting officer)

EXHIBIT INDEX

Exhibit Number                                                                Description

99.1	Press Release of JetBlue Airways Corporation dated October 29, 2013, furnished herewith.